UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 25, 2020
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Vanowen Street, Burbank, CA 91505
 (Address of principal executive offices) (Zip Code)

(800) 292-3909
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 25, 2020, MusclePharm Corporation (“MusclePharm”) entered into a Settlement Agreement (the “Agreement”) with NBF Holdings Canada Inc. (“Nutrablend”), pursuant to which the parties resolved and settled a civil action initiated by Nutrablend against MusclePharm in the United States District Court for the Central District of California (the “Litigation”). In consideration for a mutual general release between the parties, Nutrablend agreed to dismiss all claims asserted in the Litigation and MusclePharm agreed to (i) pay approximately $3.1 million (the “Owed Amount”) in monthly payments (the “Monthly Payments”), according to a schedule set forth in the Agreement, and (ii) issue monthly purchase orders (“Purchase Orders”) at minimum amounts accepted by Nutrablend.

MusclePharm agreed to issue Purchase Orders in a combined total amount of at least (i) $1,500,000 from September 1, 2020 through November 30, 2020; (ii) $1,800,000 from December 1, 2020 through February 28, 2021; (iii) $2,100,000 from March 1, 2021 through May 31, 2021; (iv) $2,100,000 from June 1, 2021 through August 31, 2021; and (v) $1,400,000 from September 1, 2021 through October 30, 2021. Beginning on November 1, 2021, MusclePharm will be required to issue monthly Purchase Order to Nutrablend in a minimum amount of $700,000 until the Owed Amount is paid in full to Nutrablend.

In the event that MusclePharm pays the Owed Amount in full before September 1, 2021, MusclePharm is entitled to a rebate on all completed Purchase Orders according to a schedule set forth in the Agreement. Further, once the Monthly Payments, and any additional payments that MusclePharm has made on the Owed Amount, reduce the outstanding balance of the Owed Amount to below $2.0 million, MusclePharm is eligible for an extension of a line of credit from Nutrablend in an amount of up to $3.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan DrexlerTitle: Chief Executive Officer

Date: October 1, 2020

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